SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 28, 1998

                            LAS VEGAS AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

                                HERMATON COMPANY
                                  (Former name)


                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-22310                                                 33-0564327
(Commission File Number)                      (IRS Employer Identification No.)


24901 Dana Point Harbor Drive, Suite 200                   92629
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (949) 498-8494



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Item 2.           Acquisition or Disposition of Assets.

         On January 23, 1998, Hermaton Company (the "Registrant") entered into a Share Purchase Agreement under which it agreed to acquire 51% of the common stock of Las Vegas Airlines, Inc., a Nevada corporation ("LVA Nevada") $500,000. The acquisition closed on April 28, 1998. In connection with the acquisition, the Registrant, a Delaware corporation, changed its name to Las Vegas Airlines, Inc.

         The Registrant intends to retain Donald J. Donahue, Sr. as president of LVA as well as all other management and operational personnel. The Registrant has no plans to alter the current operations of LVA.

         LVA Nevada has been in business for over 24 years, primarily operating Navajo aircraft in a commuter service between Las Vegas Nevada and the Grand Canyon, in charter operations in the area, and in conducting tours of the Grand Canyon and other scenic locations. The Registrant intends to expand air carrier service to other locations in the United States.



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Item 7.           Financial Statements, Pro Forma Financial Information and
Exhibits.

         (a)(b) The required financial statements and pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 60 days of the date of the event reported herein.

         (c)      Exhibits

                  2. Plan of acquisition, reorganization, arrangement, liquidation or succession.

                           2.1.    Share Purchase Agreement, between the Regist-
                                    rant and David J. Donohue, Sr.

                  3.       Certificate of Incorporation and Bylaws

                           3.3 Amendment to Certificate of Incorporation, changing name to Las Vegas Airlines, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 13, 1998                                   LAS VEGAS AIRLINES, INC.



                                                       By: /s/ Jehu Hand
                                                       Jehu Hand
                                                       Chief Executive Officer


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